Exhibit 10.5

AMENDMENT TO NOBLE CORPORATION PLC
2015 OMNIBUS INCENTIVE PLAN

This Amendment (“Amendment”) to Noble Corporation plc 2015 Omnibus Incentive Plan (the “Plan”) is made by Noble Corporation plc, a company organized under the laws of England and Wales (the “Company”) as of March 24, 2020.

WHEREAS, the board of directors (the “Board”) of the Company has deemed it to be in the best interests of the Company to amend the Plan to reflect certain changes to Section 5(b) thereof;

WHEREAS, Section 12 of the Plan permits the Board to amend the Plan in certain circumstances, and the subject of this Amendment is within the Board’s authority under the Plan.

WHEREAS, the Board desires to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date set forth above, as follows:

1.          Section 5(b) of the Plan is hereby amended and restated to read in its entirety as follows:

“(b) Limitations. Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to any Awards made hereunder:

(i)
No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable with respect to Shares with an aggregate Fair Market Value in excess of $10,000,000 taking into account the date of grant value of the Shares subject to, and without regard to the Exercise Price associated with, such Awards;

(ii)
(ii) No Employee may be granted during any calendar year Stock Awards with an aggregate Fair Market Value in excess of $10,000,000 taking into account the date of grant value of the Shares subject to such Awards; and

(iii)	(iii) No Employee may be granted during any calendar year (x) Cash Awards or (y) other Awards that may be settled solely in cash having a value determined on the Award Date in excess of $10,000,000.”

2.     All references in the Plan to the “Plan” shall mean the Plan as amended by this Amendment.

3.     All provisions of the Plan that are not expressly amended by this Amendment shall remain in full force and effect.